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EXHIBIT 3.1.1
                                                                         1191696
                                                                           FILED
                                                                      JUN-5 1986

                           ARTICLES OF INCORPORATION
                                       OF
                                   LAB, Inc.

       ONE: The name of the corporation is:

                                   LAB, Inc.,
                                   ----------

       TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

       THREE: The name of the corporation's initial agent for service of process is:

                             CT Corporation System
                             ---------------------

       FOUR: The total number of shares which the corporation is authorized to issue is one million (1,000,000) shares.

       IN WITNESS WHEREOF the undersigned has executed these Articles of Incorporation this 5th day of June, 1986.


                                                  /s/ Graham R. Taylor
                                                  ------------------------------
                                                  Graham R. Taylor


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       Graham R. Taylor declares that he is the person who executed the foregoing Articles of Incorporation and that said instrument is his act and deed.



                                                  /s/ Graham R. Taylor
                                                  ------------------------------
                                                  Graham R. Taylor



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